                                                                    Exhibit 4.16

     THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

                                   ----------

                           SIRIUS SATELLITE RADIO INC.

                          COMMON STOCK PURCHASE WARRANT

                                   ----------

     This certifies that, for good and valuable consideration, Sirius Satellite Radio Inc., a Delaware corporation (the "Company"), grants to Ford Motor Company, a Delaware corporation ("Ford"), or its registered, assigns (including Ford, the "Warrantholder"), the right to subscribe for and purchase from the Company an aggregate of 4,000,000 validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), at the purchase price per share of $3.00 (the "Exercise Price"), at any time and from time to time, during the period from the date hereof until the earlier of (a) 4:00 p.m., New York City time, on October 6, 2012 and (b) the date of the termination or expiration of the Amended and Restated Agreement, dated as of October 7, 2002, (the "Agreement") between the Company and Ford (the "Expiration Date"), all subject to the terms, conditions and adjustments herein set forth.

     Certain capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Section 10.

Certificate No. F-2

Number of Shares: 4,000,000

Name of Warrantholder: Ford Motor Company, a Delaware corporation





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                                                                               2

     1. Duration and Exercise of Warrant; Limitations on Exercise; Payment of Taxes.

     1.1 Excercisability of Warrant. Subject to the terms and conditions set forth herein, the right to exercise this Warrant shall vest, and this Warrant shall become exercisable, as follows:

          (a) 200,000 shares of Common Stock shall vest and become exercisable on the date the first Ford Enabled Vehicle is activated by the Company for a bona fide customer;

          (b) 200,000 shares of Common Stock shall vest and become exercisable on the date the first Ford Enabled Vehicle that has a factory-installed Sirius Receiver is activated by the Company for a bona fide customer;

          (c) 200,000 shares of Common Stock shall vest and become exercisable on the date that a National Advertising Campaign has been jointly launched by Ford and the Company;

          (d) 100,000 shares of Common Stock shall vest and become exercisable each date that a Sirius Receiver is first available to be ordered by a bona fide customer as an original equipment option on a Vehicle Line; provided that in no event shall more than 1,400,000 shares of Common Stock in the aggregate become vested and exercisable pursuant to the terms of this
     Section 1.1(d);

          (e) one share of Common Stock shall vest and become exercisable upon the manufacture by Ford of each of the first 375,000 Ford Enabled Vehicles;

          (f) 625,000 shares of Common Stock shall vest and become exercisable on the date that Ford has manufactured an aggregate of 375,000 Ford Enabled Vehicles;

          (g) 500,000 shares of Common Stock shall vest and become exercisable on the date that Ford has manufactured an aggregate of 750,000 Ford Enabled Vehicles; and

          (h) 500,000 shares of Common Stock shall vest and become exercisable on the date that Ford has manufactured an aggregate of 1,500,000 Ford Enabled Vehicles.

Notwithstanding the foregoing, if the Company so elects by written notice to the Warrantholder in the event the Warrantholder terminates the exclusivity period contained in Section 2.01 of the Agreement, the total number of shares of Common Stock granted under this Warrant, and the number of shares of Common Stock that vest and become exercisable as provided in each of Sections 1.1(a) through 1.1(h), shall be reduced by an amount equal to one half of any shares of Common Stock which are unvested on the date of such notice. In the event that the Company becomes and Affiliate of a Designated Person or any group of related Persons for purposes of Section 13(d) of the Exchange Act which includes a Designated Person, in any one transaction or a series of related transactions, all rights to purchase shares of Common Stock included in this Warrant that immediately prior to such event were not vested or exercisesable shall become immediately vested and exercisable, notwithstanding the provisions of this
Section 1.1 or Section 6.4(a) to the contrary. In addition, the Warrantholder shall have no right to exercise this Warrant with respect to shares of Common Stock which are not vested and exercisable as described in this Section 1.1.


     1.2 Duration and Exercise of Warrant. Subject to the terms and conditions set forth herein, including Section 1.1, the Warrant may be exercised, in whole or in part, by the Warrantholder by:

          (a) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day prior to the Expiration Date; and

          (b) the delivery of payment to the Company, for the account of the Company, by cash, by certified or bank cashier's check or by wire transfer of immediately available funds in accordance with wire instructions that shall be provided by the Company upon request, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America.

The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid.

     1.3 Limitations on Exercise. Notwithstanding anything to the contrary herein, this Warrant may be exercised only upon (i) the delivery to the Company of any certificates, legal opinions, and other documents reasonably requested by the Company to satisfy the Company that the proposed exercise of this Warrant may be effected without registration under the Securities Act, (ii) receipt by the Company of FCC approval of the proposed exercise, if such approval is required (as determined by a written opinion of the Company's special FCC counsel, delivered to the Warrantholder) to maintain any license granted to the Company by the FCC, or to maintain the Company's eligibility for any license for which it has applied, or reasonably expects to apply, (iii) in the event that the acquisition of the Warrant Shares is subject to the provisions of the HSR Act, any person or entity required to file a notification and report in compliance with the HSR Act shall have filed such form and the applicable waiting period with respect to such form (including any extension thereof by reason of a request for additional information) shall have expired or been terminated, and (iv) receipt by the Company of approval of any other applicable Governmental Authority of the proposed exercise. The Warrantholder shall not be entitled to exercise this Warrant, or any part thereof, unless and until such approvals, certificates, legal opinions or other documents are reasonably acceptable to the Company. The cost of such approvals, certificates, legal opinions and other documents shall be borne by the Warrantholder.

     1.4 Warrant Shares Certificate. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within five Business Days after receipt of the Exercise Form and receipt of payment of the purchase price. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

     1.5 Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

     1.6 Divisibility of Warrant; Transfer of Warrant. (a) This Warrant may only be transferred by the Warrantholder with the prior written consent of the Company. Any transfer of this Warrant without the prior written consent of the Company shall be void and of no force and effect.

     (b) Subject to the provisions of this Section 1.6, this Warrant may be divided into warrants of one thousand shares or multiples thereof, upon surrender at the office of the Company located at 1221 Avenue of the Americas, 36th Floor, New York, New York 10020, without charge to any Warrantholder. Subject to the provisions of this Section, upon such division, the Warrants may be transferred of record as the then Warrantholder may specify without charge to such Warrantholder (other than any applicable transfer taxes).

     (c) Subject to the provisions of this Section 1.6, upon surrender of this Warrant to the Company with a duly executed Assignment Form and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants of like tenor in the name of the assignee named in such Assignment Form, and this Warrant shall promptly be canceled. Prior to any proposed transfer (whether as the result of a division or otherwise) of this Warrant, the Warrantholder shall give written notice to the Company of the Warrantholder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and, if requested by the Company, shall be accompanied by a written opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company, to the effect that the proposed transfer of this Warrant may be effected without registration under the Securities Act. In addition to the restrictions contained in this Section, the Warrantholder shall not be entitled to transfer this Warrant, or any part thereof, if such legal opinion is not reasonably acceptable to the Company. The term "Warrant" as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

     2. Restrictions on Transfer; Restrictive Legends.

     Except as otherwise permitted by this Section 2, each Warrant shall (and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to Section 1.6 or Section 4 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

          THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY
     STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION

     STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

     Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if either (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or (ii) the Warrantholder has delivered to the Company an opinion of legal counsel, which opinion shall be addressed to the Company and reasonably satisfactory in form and substance to the Company, to the effect that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be.

     By acceptance of this Warrant, the Warrantholder expressly agrees that it will at all times comply with the restrictions contained in Rule 144(e) under the Securities Act (as in effect on the date hereof) when selling, transferring or otherwise disposing Warrant Shares, even if such restrictions would not then be applicable to the Warrantholder.

     3. Reservation and Registration of Shares, Etc. The Company covenants and agrees as follows:

          (a) all Warrant Shares issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid, and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issue thereof, other than taxes with respect to any transfer occurring contemporaneously with such issue;

          (b) during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved, and keep available free from preemptive rights and any liens and encumbrances, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant; and

          (c) the Company will, from time to time, take all such action as may be required to assure that the par value per share of the Warrant Shares is at all times equal to or less than the then effective Exercise Price.

     4. Loss or Destruction of Warrant. Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

     5. Ownership of Warrant. The Company may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

     6. Certain Adjustments.

     6.1. Changes in Common Stock. In the event that at any time and from time to time the Company shall (i) pay a dividend or make a distribution on Common Stock in shares of Common Stock or other shares of Capital Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the number of shares of Common Stock issuable upon exercise of this Warrant immediately after the happening of such event shall be adjusted so that, after giving effect to such adjustment, the Holder shall be entitled to receive the number of shares of Common Stock upon exercise of this Warrant that the Holder would have owned or have been entitled to receive had this Warrant been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date therefor). An adjustment made pursuant to this Section 6.1 shall become effective immediately after the distribution date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock or other shares of Capital Stock, and shall become effective immediately after the effective date in the case of a sub division, combination or reclassification.

     6.2. Cash Dividends and Other Distributions. In the event that at any time and from time to time the Company shall distribute to all holders of Common Stock (i) any dividend or other distribution (including any dividend or distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of cash, evidences of its indebtedness, shares of its Capital Stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in the case of clause (i) and (ii) above, (A) any dividend or distribution described in Section 6.1, (B) any rights, options, warrants or securities described in Section 6.3 or Section 6.4 and (C) any cash dividends or other cash distributions from current or retained earnings), then the number of shares of Common Stock issuable upon the exercise of this Warrant immediately prior to such record date for any such dividend or distribution shall be increased to a number determined by multiplying the number of shares of Common Stock issuable upon the exercise of this Warrant immediately prior to such record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock on the record date for such dividend or distribution, and the denominator of which shall be such Current Market Value per share of Common Stock less the sum of (x) the amount of cash, if any, distributed per share of Common Stock and (y) the then market fair value (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution, a copy of which will be sent to the Holder upon request) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription or purchase rights; and subject to Section 6.8, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made, and shall only become effective, whenever any dividend or distribution is made; provided that the Company is not required to make an adjustment pursuant to this
Section 6.2 if at the time of such distribution the Company makes the same distribution to the Holder as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which this Warrant is exercisable (whether or not currently exercisable). No adjustment shall be made pursuant to this Section 6.2 which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of this Warrant or increasing the Exercise Price.

     6.3. Issuance of Common Stock or Rights or Options. In the event that at any time or from time to time the Company shall issue shares of Common Stock or rights, options or warrants or securities convertible or exchangeable into Common Stock for a consideration per share (which consideration, in the case of property, shall be valued at the greater of (a) the fair market value (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution, a copy of which will be sent to the Holder upon request) of such property and (b) the book value of such property as carried on the books and records of the Company) that is less than the Current Market Value per share of Common Stock as of the issuance date of such shares, or entitling the holders of such rights, options, warrants or securities to subscribe for or purchase shares of Common Stock at a price that is less than the Current Market Value per share of Common Stock as of the issuance date of such rights, options, warrants or securities, the number of shares of Common Stock issuable upon the exercise of each Warrant immediately after such issuance date shall be determined by multiplying the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such issuance date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately preceding the issuance of such shares or rights, options, warrants or securities plus the number of additional shares of Common Stock to be issued in such transaction or offered for subscription or purchase or into which such securities are convertible or exchangeable, and the denominator of which shall be the number of shares of Common Stock outstanding immediately preceding the date for the issuance of such shares or rights, options, warrants or securities plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the issuance of such shares or the exercise, conversion or exchange of such rights, options, warrants or securities (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution, a copy of which will be sent to the Holder upon request) would purchase at the Current Market Value per share of Common Stock as of the date of such issuance; and, subject to Section 6.8, in the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction; provided that no adjustment to the number of Warrant Shares issuable upon the exercise of this Warrant or to the Exercise Price shall be made as a result of (i) the exercise of the Warrants, (ii) the exercise, conversion or exchange of any right, option, warrant or security, the issuance of which has previously required an adjustment to the number of Warrant Shares issuable upon the exercise of the Warrants or to the Exercise Price pursuant to this Section 6.3, (iii) the exercise, conversion or exchange of any right, option, warrant or security outstanding on the date hereof (to the extent such exercise, conversion or exchange is made in accordance with the terms of such right, option, warrant or security as in effect on the date hereof) or (iv) the issuance, exercise, conversion or exchange of options to acquire Common Stock by officers, directors or employees of the Company. Such adjustment shall be made, and shall only become effective, whenever such shares or such rights, options, warrants or securities are issued. No adjustment shall be made pursuant to this
Section 6.3 which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of this Warrant or increasing the Exercise Price.

     6.4. Fundamental Transaction; Liquidation. (a) Except as provided in
Section 6.4(b), in the event of a Fundamental Transaction, the Holder shall have the right to receive upon exercise of this Warrant the kind and amount of shares of Capital Stock or other securities or property which the Holder would have been entitled to receive upon completion of or as a result of such Fundamental Transaction had this Warrant been exercised immediately prior to such event or to the relevant record date for any such entitlement (to the extent this Warrant is then exercisable), assuming (to the extent applicable) that the Holder (i) was not a constituent Person or an affiliate to a constituent Person to such Fundamental Transaction, (ii) made no election with respect thereto, and (iii) was treated alike with the Holder. Unless Section 6.4(b) is applicable to a Fundamental Transaction, the Company shall provide that the surviving or acquiring Person (the "Successor Company") in such Fundamental Transaction will enter into an agreement (a "Supplemental Warrant Agreement") with the Holder confirming the Holder's rights pursuant to this Section 6.4(a) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. Any such Supplemental Warrant Agreement shall further provide that such Successor Company will succeed to and be substituted for every right and obligation of the Company in respect of this Warrant. The provisions of this Section 6.4(a) shall similarly apply to successive Fundamental Transactions involving any Successor Company.

     (b) In the event of (i) a Fundamental Transaction with another Person (other than a subsidiary of the Company) where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (ii) the dissolution, liquidation or winding-up of the Company, the Holder shall be entitled to receive, upon surrender of this Warrant, such cash distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of this Warrant, as if this Warrant had been exercised immediately prior to such event, less the Exercise Price. In the event of any Fundamental Transaction described in this Section 6.4(b), the Successor Company and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall, promptly following surrender of this Warrant, pay the Holder the amount described above by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holder.

     6.5. Other Events. If any event occurs as to which the foregoing provisions of this Section 6 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of this Warrant in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, solely in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock issuable upon exercise of this Warrant.

     6.6. Superseding Adjustment. Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in adjustments pursuant to this Section 6, if any thereof shall not have been exercised, the number of Warrant Shares issuable upon the exercise of this Warrant shall be readjusted pursuant this Section 6 as if (i) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (ii) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; provided that no such readjustment (except by reason of an intervening adjustment under Section 6.1) shall have the effect of decreasing the number of Warrant Shares issuable upon the exercise of this Warrant, or increasing the Exercise Price, by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

     6.7. Minimum Adjustment. The adjustments required by this Section 6 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of this Warrant that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% of the Exercise Price or the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Section 6, fractional interests in Common Stock shall be taken into account to the nearest one-tenth of a share.

     6.8. Notice of Adjustment. Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, issuable upon exercise of this Warrant is adjusted as herein provided, the Company shall deliver to the Holder a certificate specifying the Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrants after giving effect to such adjustment and setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, which calculation shall be confirmed in writing by a firm of independent accountants selected by the Board (who may be the regular accountants employed by the Company).

     6.9. Notice of Certain Transactions. In the event that the Company shall propose to (a) pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (b) offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) issue any (i) shares of Common Stock, (ii) rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock or (iii) securities convertible into or exchangeable or exercisable for Common Stock (in the case of (i), (ii) and (iii), if such issuance or adjustment would result in an adjustment hereunder), (d) effect any capital reorganization, reclassification, consolidation or merger, (e) effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company or (f) make a tender offer or exchange offer with respect to the Common Stock, the Company shall within five days after deciding to take any such action or make any such offer send the Holder a notice of such proposed action or offer. Such notice shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect, if any, of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of this Warrant and the Exercise Price after giving effect to any adjustment pursuant to this Section 6 which will be required as a result of such action. Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (a) or
(b) above, at least fourteen days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least twenty one days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

     6.10. Adjustment to Warrant. This Warrant need not be changed because of any adjustment made pursuant to this Section 6, and any replacement Warrant issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock issuable upon exercise of this Warrant as are stated in this Warrant. The Company, however, may at any time in its sole discretion make any change in the form of Warrant that it may deem appropriate to give effect to such adjustments and that does not affect the substance of this Warrant, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

     7. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to each Holder so long as such Holder owns Warrants, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities without registration.

     8. Amendments. Any provision of this Warrant may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent or approval of the Company and the Holders who hold a majority in interest of the Warrants; provided that it is not necessary that the exact form of the amendment be approved by the holders of a majority in interest of the Warrants if such holders have approved the substance of such amendment. Any amendment or waiver effected in accordance with this Section 8 shall be binding upon each Holder and the Company.

     9. Expiration of the Warrant. The obligations of the Company pursuant to this Warrant shall terminate on the Expiration Date.

     10. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

          Affiliate: any Person that, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For the purposes of this definition, control of a Person shall mean, either (i) such controlling Person would have been required to file a Form 13D with the SEC regarding its ownership interest in the Company (assuming that the Company's Common Stock falls within the definition of the term "equity security" included in Rule 13d-1(i) of the Exchange Act), but substituting "ten percent" instead of the "five percent" threshold included in Rule 13d-1(a) or (ii) the power, whether direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          Antenna: an antenna, approved by the Company, capable of receiving the Company's satellite radio service

          Assignment Form: an instrument of transfer of a warrant in the form annexed hereto as Exhibit B.

          Board: the Board of Directors of the Company or any duly authorized Committee thereof.

          Business Day: any day other than a Saturday, Sunday or a day on which banks are required or authorized by law to close in The City of New York, State of New York.

          Bylaws: the Amended and Restated Bylaws of the Company, as the same may be amended and in effect from time to time.

          Capital Stock: of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

          Certificate of Incorporation: the Certificate of Incorporation of the Company, as the same may be amended and in effect from time to time.

          Common Stock: the meaning specified on the cover of this Warrant.

          Company: the meaning specified on the cover of this Warrant.

          Contractual Obligation: as to any Person, any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

          Current Market Value: per share of Common Stock of the Company or any other security at any date means (1) if the security is not registered under the Exchange Act, (a) the value of the security, determined in good faith by the Board and certified in a board resolution, based on the most recently completed arms-length transaction between the Company and a Person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the fair market value of the security as determined by a nationally or regionally recognized independent financial expert; provided, that such independent financial expert and its affiliates shall have no other contractual or investment relationships with the Company or its affiliates that is material to either party at the time of engagement or for a period of six months after the completion of such engagement (provided that, in the case of the calculation of Current Market Value for determining the cash value of fractional shares, any such determination within six months that is, in the good faith judgment of the Board, a reasonable determination of value, may be utilized) or (2) if the security is registered under the Exchange Act,(a) the average of the daily closing sales prices of the securities for the 20 consecutive trading days immediately preceding such date, or (b) if the securities have been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the daily closing sales prices for all of trading days before such date for which closing sales prices are available, in the case of each of (2)(a) and (2)(b), as certified to the Holder by the President, any Vice President or the Chief Financial Officer of the Company. The closing sales price for each such trading day shall be:
     (A) in the case of a security listed or admitted to trading on any United States national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day; (B) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company; (C) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each business day, designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported; and (D) if there are not bid and asked prices reported during the 30 days prior to the date in question, the Current Market Value shall be determined as if the securities were not registered under the Exchange Act.

          Designated Person: any Person that is or becomes (i) an OEM engaged in the manufacture or sale of vehicles in the United States, (ii) engaged in the business of directly supplying to OEMs factory-installed components for vehicles, other than Sony, Matsushita and their respective Affiliates or
     (iii) engaged in the business of directly manufacturing and selling after-market components for vehicles, other than Sony, Matsushita and their respective Affiliates.

          Ford: the meaning specified on the cover of this Warrant.

          Exchange Act: the Securities Exchange Act of 1934 or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to a comparable section, if any, of any such similar Federal statute.

          Exercise Form: a request to exercise a warrant in the form annexed hereto as Exhibit A.

          Exercise Price: the meaning specified on the cover of this Warrant.

          Expiration Date: the meaning specified on the cover of this Warrant.

          FCC: the Federal Communications Commission.

          Ford Enabled Vehicle: any Ford Group Vehicle which contains a Sirius Receiver that was installed in a factory owned or operated by Ford, a "mass customization center which" is owned or operated by Ford or any present or future majority owned subsidiary of Ford (other than Hertz), or any other service facility designated in writing by Ford, which may include dealerships as long as such installation principally results from a program authorized by Ford; provided that, from and after the date of any notice contemplated by the second to last paragraph of Section 1.1, no Ford Group Vehicle branded under the brand that is the subject of such notice shall be considered a Ford Enabled Vehicle.

          Ford Group Vehicle: an vehicle offered for sale under any existing or future Ford brand, including Ford, Lincoln, Mercury, Volvo, Jaguar, Mazda, Land Rover and Aston Martin.

          Fundamental Transaction: means any transaction or series of related transactions by which the Company consolidates with or merges with or into any other Person or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to another Person or group of affiliated Persons or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock.

          Governmental Authority: the government of any nation, state, city, locality or other political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any International regulatory body having or asserting jurisdiction over a Person, its business or its properties.

          Head Unit: a device, which is integrated in the dashboard of a vehicle, which provides the user interface for the reception of radio signals and, in some cases, the playback of recorded media, such as cassette tapes, compact discs, minidiscs and DVDs.

          Holder(s): holder(s) of Warrants.

          Lien: any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), restriction or other security interest of any kind or nature whatsoever.

          National Advertising Campaign: a multimedia advertising campaign, produced either solely by Ford or jointly by the Company and Ford, that appears in ten or more cities and shows the Company and Ford in the same advertisement.

          Nasdaq: the National Association of Securities Dealers Automated Quotations System.

          OEM: any original equipment manufacturer of vehicles, such as DaimlerChrysler AG, General Motors Corporation and BMW AG.

          Person: any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

          Sirius Receiver: (i) a Head Unit which is capable of receiving and outputting the Sirius signal, either as a result of circuitry included in the unit itself or as a result of another device, and (ii) Antenna.

          Requirement of Law: as to any Person, the Certificate of Incorporation and Bylaws, or other organizational or governing documents, of such Person, and any law, treaty, rule, regulation, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated hereby.

          Rule 144: the meaning specified in Section 7.

          SEC: the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

          Securities Act: the meaning specified on the cover of this Warrant, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act, shall include a reference to the comparable section, if any, of any such similar Federal statute.

          Subsidiary: in respect of any Person, any other Person of which, at the time as of which any determination is made, such Person or one or more of its subsidiaries has, directly or indirectly, voting control.

          Vehicle Line: collectively, all vehicles offered under the same nameplate designation (e.g., Mustang, Mustang GT, Mustang SVT Cobra and Mustang Mach 1) ; provided that, from and after the date of any notice contemplated by the second to last paragraph of Section 1.1, no line of vehicles offered under any nameplate designation by any brand that is the subject of such notice shall be considered a Vehicle Line.

          Warrantholder: the meaning specified on the cover of this Warrant.

          Warrant Shares: the meaning specified on the cover of this Warrant.

     11. No Impairment. The Company shall not by any action, including, without limitation, amending the Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all time in good faith assist in the carrying out of all such terms and in the taking of all such reasonable actions as may be necessary or appropriate to protect the rights of the Warrantholder against impairment. Without limiting the generality of the foregoing, the Company shall (a) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassesable shares of Common Stock upon the exercise of this Warrant, and (b) provide reasonable assistance to the Warrantholder in obtaining all authorizations, exemptions or consents from any Governmental Authority which may be necessary in connection with the exercise of this Warrant.

     12. Miscellaneous.

          12.1 Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to the Warrants.

          12.2 Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholders and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any Person other than the Company and the Warrantholders, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

          12.3 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

          12.4 Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

          12.5 Further Assurances. Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Warrant.

          12.6 Notices. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if (i) delivered personally or (ii) sent by facsimile or recognized overnight courier or by United States first class certified mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

          if to the Company, addressed to:

          Sirius Satellite Radio Inc.
          1221 Avenue of the Americas
          36th Floor

          New York, New York  10020
          Attention: Chief Financial Officer

          if to the Warrantholder, addressed to:

          Ford Motor Company
          The American Road
          Dearborn, Michigan
          Attention: Chief Financial Officer

Except as otherwise provided herein, all such notices and communications shall be deemed to have been received (a) on the date of delivery thereof, if delivered personally or sent by facsimile, (b) on the second Business Day following delivery into the custody of an overnight courier service, if sent by overnight courier, provided that such delivery is made before such courier's deadline for next-day delivery, or (c) on the third Business Day after the mailing thereof.

          12.7 Separability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

          12.8 Governing Law. This Warrant shall be deemed to be a contract made under the laws of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to such agreements made and to be performed entirely within such State.

          12.9 No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be deemed to confer upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

          12.10 Representations of the Company. The Company hereby represents and warrants, as of the date hereof, to the Warrantholder as follows:

               (a) Corporate Existence and Power. The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is engaged; and
     (iii) has the corporate power and authority to execute, deliver and perform its obligations under this Warrant. The Company is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of, each jurisdiction in which the conduct of its business or the nature of the property owned requires such qualification.

               (b) Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Warrant and the transactions contemplated hereby, including, without limitation, the sale, issuance and delivery of the Warrant Shares, (i) have been duly authorized by all necessary corporate action of the Company; (ii) do not contravene the terms of the Certificate of Incorporation or Bylaws; and (iii) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Company or any

     Requirement of Law applicable to the Company. No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or other material agreement of the Company or the Certificate of Incorporation or Bylaws.

               (c) Issuance of Warrant Shares. The Warrant Shares have been duly authorized and reserved for issuance. When issued, such shares will be validly issued, fully paid and non-assessable, and free and clear of all Liens and preemptive rights, and the holders thereof shall be entitled to all rights and preferences accorded to a holder of Common Stock.

               (d) Binding Effect. This Warrant has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                           SIRIUS SATELLITE RADIO INC.


                                           By: /s/ Patrick L. Donnelly
                                               ---------------------------------
                                                   Patrick L. Donnelly
                                                   Executive Vice President,
                                                   General Counsel and Secretary

Dated:  October 7, 2002

Attest:


By: /s/ Douglas A. Kaplan
    ----------------------------
        Douglas A. Kaplan
        Assistant Secretary

                                                                       Exhibit A

                                  EXERCISE FORM

                 (To be executed upon exercise of this Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase __________ shares of Common Stock and herewith tenders payment for such Common Stock to the order of Sirius Satellite Radio Inc. in the amount of $__________, which amount includes payment of the par value for _________ of the Common Stock, in accordance with the terms of this Warrant. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of __________________ and that such certificates be delivered to __________________ whose address is
________________________________________________.

Dated:
      --------------

                                          Signature
                                                   -----------------------------

                                                   -----------------------------
                                                            (Print Name)

                                                   -----------------------------
                                                          (Street Address)

                                                   -----------------------------
                                                    (City)  (State)  (Zip Code)


Signed in the Presence of:


--------------------------

                                                                       Exhibit B

                               FORM OF ASSIGNMENT

               (To be executed only upon transfer of this Warrant)

     For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ______________________ the right represented by such Warrant to purchase ________________ shares of Common Stock of Sirius Satellite Radio Inc. to which such Warrant relates and all other rights of the Warrantholder under the within Warrant, and appoints ______________________ Attorney to make such transfer on the books of Sirius Satellite Radio Inc. maintained for such purpose, with full power of substitution in the premises. This sale, assignment and transfer has been previously approved in writing by Sirius Satellite Radio Inc.

Dated:
       -------------------

                                          Signature
                                                   -----------------------------

                                                   -----------------------------
                                                            (Print Name)

                                                   -----------------------------
                                                          (Street Address)

                                                   -----------------------------
                                                    (City)   (State)  (Zip Code)


Signed in the presence of:


--------------------------